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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) JANUARY 20, 2005
                                                         ----------------

                              INTERMET CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


           GEORGIA                     0-13787                  58-1563873
           -------                     -------                  ----------
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

    5445 CORPORATE DRIVE, SUITE 200                      48098-2683
            TROY, MICHIGAN                              -------------
            --------------
 (Address of principal executive offices)                (Zip Code)


        Registrant's telephone number including area code: (248) 952-2500
                                                           --------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01.        REGULATION FD DISCLOSURE.


As previously disclosed, on September 29, 2004, INTERMET Corporation and 17 of its domestic subsidiaries (collectively, the "debtors") filed voluntary petitions in the U.S. Bankruptcy Court for the Eastern District of Michigan (the "Bankruptcy Court") seeking relief under chapter 11 of the United States Bankruptcy Code. On January 20, 2005 the debtors filed their monthly operating reports for the period December 1 through December 31, 2004 with the Bankruptcy Court. The results were filed on a preliminary basis to meet bankruptcy court reporting timeline. The monthly operating reports are collectively furnished with this Current Report on Form 8-K as Exhibit 99.1. Copies of each debtor's bank statements have been omitted from Exhibit 99.1 to this Current Report due to the volume of the statements. Copies of these statements can be obtained from the debtors' monthly operating reports filed with the Bankruptcy Court, case number 04-67597.

The monthly operating reports contain unaudited financial information which has not been reviewed by independent accountants, is limited to the debtors and is in a format prescribed by applicable bankruptcy laws. The financial information related to the debtors included in the monthly operating reports has been prepared to conform with specific instructions from the U.S. Trustee and is not presented in accordance with generally accepted accounting principles ("GAAP") or SEC regulations applicable to financial statements contained in periodic reports filed with the SEC. Preparation of the debtors' financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the monthly operating reports.

The monthly operating reports also contain information for periods that are different from those contained in the reports INTERMET files pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such information also may not be indicative of the financial condition or operating results of INTERMET and its subsidiaries for the periods reflected in INTERMET's financial statements or in its reports pursuant to the Exchange Act, or of future results. As a result, the financial information in the monthly operating reports is not presented on a consolidated basis and does not present the consolidated results of INTERMET Corporation, except with respect to total shareholders equity, as set forth below. Accordingly, the financial statements in the monthly operating reports cannot be compared with the consolidated financial condition and results of operations that INTERMET reports in its Exchange Act filings.

The financial information contained in the operating statement and balance sheet in the monthly operating statement for INTERMET Corporation represents the consolidation of all of its domestic subsidiaries that are debtors, other than Intermet Holding Company. Intermet Holding Company is a holding company of certain foreign subsidiaries and does not itself have any domestic operations. As a result, Intermet Holding Company's results are incorporated in the results of INTERMET Corporation's foreign subsidiaries. The financial information for INTERMET Corporation includes the net results of its foreign subsidiaries as if they were accounted for on an equity accounting basis. Accordingly, the individual line items in the operating statement and balance sheet are not fully consolidated. Shareholders' equity, however, is equal to the amount that would be reflected in fully consolidated financial statements prepared in accordance with GAAP. In addition, although the balance sheet contained in INTERMET's monthly operating report shows positive shareholders' equity at December 31, the goodwill and certain fixed assets of INTERMET and its domestic subsidiaries are being evaluated by an independent financial consultant and INTERMET believes it


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is probable that the company will be required to write-off goodwill of approximately $165.9 million (included in "Other Assets" on INTERMET's balance sheet), which would result in a net deficit of approximately $76.3 million as of that date. It is also possible that write-off of fixed assets could further reduce shareholders' equity. In addition, the management is evaluating various issues, including, among others, plants closure costs, income taxes, and "lower of cost or market" inventory valuation based on the revised customer contracts. Accordingly, the financial information in the monthly operating reports is subject to adjustments.

While every effort has been made to assure the accuracy and completeness of the monthly operating reports, errors or omissions may have inadvertently occurred and INTERMET reserves the right to amend the monthly operating reports as necessary.

INTERMET is continuing to work diligently to prepare those portions of its Quarterly Report on Form 10-Q that have not yet been filed with the SEC, including its financial statements and management discussion and analysis. INTERMET will file an amended Form 10-Q with this information as soon as possible.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The word "believes" and similar expressions identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.


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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.
----------        ---------------------------------

(a)      Not applicable
(b)      Not applicable
(c)      Exhibits:
         --------

         The following exhibit is being furnished herewith:

         99.1 Monthly Operating Reports of the Debtors for the period from December 1 through December 31, 2004.



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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERMET CORPORATION


January 20, 2005                      By:  /s/  Alan J. Miller
                                      Alan J. Miller
                                      Vice President, General Counsel and
                                      Assistant Secretary



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                                  Exhibit Index

         No.                        Description

         99.1 Monthly Operating Reports of the Debtors for the period from December 1 through December 31, 2004.